
                                                      THERMACELL TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                         Computation of Earnings Per Common Share

                                                           For the Three Months Ended               For the Nine Months Ended
                                                                     June 30,                                 June 30,
                                                     ------------------------------------      ------------------------------------
                                                           1999                  1998               1999                   1998
                                                     --------------         -------------      -------------           ------------

Shares outstanding:                                      8,149,769             4,245,021          8,149,769              4,245,021
Weighted average shares outstanding w/o options          7,495,761             3,902,338          6,495,413              3,181,202
Incremental shares attributed to outstanding options     2,170,000               700,000          2,050,000                350,000
Weighted average number of shares repurchased             (969,524)             (448,718)          (969,524)               (98,718)
                                                     --------------         -------------      -------------           ------------
Weighted average shares outstanding                      8,696,237             4,153,620          7,575,889              3,432,484
Net loss                                            $     (205,218)        $     (94,849)     $    (686,692)          $   (238,354)
Add preferred stock dividends                                                     16,836                                    33,488
                                                    ---------------         -------------      -------------           ------------
                                                          (205,218)             (111,685)          (686,692)              (271,842)


Net loss per share                                  $        (0.02)        $       (0.02)     $       (0.09)          $      (0.07)


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